================================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            SOUTHWEST WATER COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO OF SOUTHWEST WATER COMPANY]


                                                                  April 24, 1998



DEAR STOCKHOLDER:



     On behalf of the Board of Directors and management, it is a pleasure to invite you to attend the Annual Meeting of Stockholders of Southwest Water Company. This year's meeting will be held on THURSDAY, MAY 28, 1998, AT 10:00 A.M. AT THE HOTEL INTER-CONTINENTAL, LOCATED AT 251 SOUTH OLIVE STREET, LOS ANGELES, CALIFORNIA (a map showing the location is on the back cover of the Proxy Statement). The accompanying Notice of Meeting and Proxy Statement describe the proposals to be decided. Copies of our 1997 Annual Report and Form 10-K are also enclosed. I urge you to read this information carefully.

     In addition to the formal business transacted at the meeting, management will make a presentation on Company developments during the past year, and we will provide an opportunity for comments and questions of general interest to stockholders. Refreshments will be served. Your Board of Directors and management look forward to greeting all stockholders able to attend the meeting.

     I am delighted you have chosen to invest in Southwest Water Company! Whether or not you plan to attend the Annual Meeting, please complete, sign and return the enclosed proxy card as soon as possible in the envelope provided. Your vote is important to us. Returning the signed proxy card will ensure your representation at the Annual Meeting, whether or not you attend in person.

                                    Sincerely,

                                    /s/ Anton C. Garnier

                                    ANTON C. GARNIER
                                    Chairman, President
                                    and Chief Executive Officer




       225 North Barranca Avenue, Suite 200, West Covina, CA 91791-1605
               Phone: (626) 915-1551, Facsimile: (626) 915-1558,
                        E-mail: swwc@southwestwater.com

                       [LOGO OF SOUTHWEST WATER COMPANY]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1998

To the Stockholders of Southwest Water Company:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SOUTHWEST WATER COMPANY, a Delaware corporation (the "Company"), will be held at the Hotel Inter-Continental, 251 South Olive Street, Los Angeles, California, on Thursday, May 28, 1998, at 10:00 a.m. local time, for the following purposes:

1. To elect eight directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, or as provided in Proposal 3 below;

2. Approval to Increase the Number of Common Shares Authorized for Issuance to 25,000,000;

3.  Approval of a Classified Board of Directors with Staggered Three-year
    Terms;

4. Approval of an Amendment to the Southwest Water Company Employee Stock Purchase Plan;

5. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and

6. To transact such other business as may properly come before the meeting or any adjournments thereof.

  In accordance with the Bylaws of the Company, only stockholders of record at the close of business on March 31, 1998 shall be entitled to vote at this meeting or any adjournment thereof.

Copies of the Company's Proxy Statement, Annual Report to Stockholders and Form 10-K accompany this notice.

                                           By order of the Board of Directors



                                           PETER J.  MOERBEEK
                                           Secretary
West Covina, California
April 24, 1998

                                   IMPORTANT

PLEASE MARK, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND TO ASSURE THE PRESENCE OF A QUORUM AT THE MEETING. THE PROMPT RETURN OF YOUR SIGNED PROXY CARD, REGARDLESS OF THE NUMBER OF SHARES THAT YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF A PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT THAT YOU ATTEND THE MEETING.

                       [LOGO OF SOUTHWEST WATER COMPANY]

                      225 NORTH BARRANCA AVENUE, SUITE 200
                       WEST COVINA, CALIFORNIA 91791-1605
                              ____________________

                                PROXY STATEMENT
                                  MAY 28, 1998
                                   __________

SOLICITATION AND REVOCATION OF PROXY


     The Board of Directors (the "Board") of Southwest Water Company (the "Company") furnishes this Proxy Statement in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held May 28, 1998, or at any adjournments thereof.

     It is expected that the Notice, Proxy Statement and Proxy will be mailed to stockholders of the Company on or about April 24, 1998. Only stockholders of record at the close of business on March 31, 1998 (the "Record Date") will be entitled to vote at the Meeting. On March 31, 1998 there were 3,338,406 shares of the Company`s Common stock and 10,341 shares of the Company`s Series "A" Preferred stock outstanding. Each share of Common stock is entitled to one vote, equal to 3,338,406 votes, and each share of Preferred stock is entitled to five votes, equal to 51,705 votes, for a combined 3,390,111 total number of votes at the Meeting. In order to constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of the Common and Preferred stock entitled to vote at the Meeting must be represented at the Meeting. Under the Company's Bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e. shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     All valid Proxies will be voted at the Meeting and will be cast in accordance with the stockholders' directions as specified on the Proxies. If no specification is made, shares represented by Proxies will be voted FOR the election of the nominees as directors of the Company, FOR approval to increase the number of Common shares authorized for issuance, FOR approval of the proposal to create a classified Board of Directors, FOR the amendment to the Employee Stock Purchase Plan, and FOR ratification of the appointment of the Company's independent auditors for 1998. Any stockholder of the Company may revoke a Proxy at any time prior to its use by filing with the Company, at the address indicated herein, a written notice of revocation, by filing a completed Proxy bearing a later date, or by voting in person at the Meeting.

     On April 6, 1998, the Board adopted a Share Purchase Rights Plan (the "Plan") to preserve values for the Company's stockholders. The Plan is designed to deter coercive takeover tactics, to encourage third parties interested in acquiring the Company to negotiate with the Board and to reduce any adverse effects that significant stockholders of the Company may have on the public market for the Company's Common stock. In the event of certain triggering events under the Plan (e.g., accumulation of a significant block of shares by an "acquiring person" as defined), the stockholders become entitled to purchase additional shares of the Company's Common stock at a significant discount.

     The form of Proxy which accompanies this Proxy Statement is solicited by the Board of the Company, and all expenses incident to the preparation and mailing, or otherwise making available to the stockholders of the Company, of the Notice of Annual Meeting of Stockholders, Proxies and this Proxy Statement, will be borne by the Company. In addition, Proxies may be solicited by officers, directors and employees of the Company, personally or by telephone. The Company is a Delaware corporation with its principal executive offices located at 225 North Barranca Avenue, Suite 200, West Covina, California 91791-1605, Telephone: (626) 915-1551, Facsimile: (626) 915-1558, E-mail:
swwc@southwestwater.com.

PROPOSAL 1: ELECTION OF DIRECTORS


     Pursuant to the Company's Certificate of Incorporation and Bylaws, the Board has set the authorized number of directors at eight. It is intended that the persons named in the Proxy will, unless otherwise instructed, vote for the election of the eight nominees identified below to serve as directors until the next Annual Meeting of Stockholders, or if Proposal 3 is approved by the stockholders, for the proposed terms set forth in Proposal 3. If any nominee, for any reason currently unknown, cannot be a candidate for election, the shares represented by valid Proxies will be voted in favor of the remaining nominees and may be voted for the election of a substitute nominee recommended by the Board. The Company's Restated Certificate of Incorporation does not provide for cumulative voting. Directors are elected by plurality vote. Abstentions and broker non-votes will not have the effect of votes in opposition to or in favor of a director.

NOTE:  IF THE STOCKHOLDERS APPROVE PROPOSAL 3, A CLASSIFIED BOARD OF
       DIRECTORS WILL BE CREATED AND DIRECTORS WILL SERVE THE TERMS SET FORTH ON PAGE 16 OF THIS PROXY STATEMENT.

     With the exception of Maureen A. Kindel, who was appointed to the Board on September 1, 1997, each of the nominees was elected to his current term of office at the last Annual Meeting of Stockholders.

      INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

   The following biographical summaries and ages as of March 31, 1998 were furnished to the Company by each of the nominees:

H. FREDERICK CHRISTIE, 64, is an independent consultant. He retired in 1990 as president and chief executive officer of the Mission Group, a subsidiary of SCEcorp (now Edison International), which oversaw SCEcorp's non-utility businesses. From 1984 to 1987, he served as president of Southern California Edison Company, a subsidiary of SCEcorp. Mr. Christie is a director of Ultramar Diamond Shamrock, IHOP Corp. and Ducommun Incorporated. He also serves on the board of 19 mutual funds managed by the Capital Research and Management Company. He is Chairman of the Board of Trustees of the Natural History Museum of Los Angeles County, and a member of the Board of Councilors for the School of Public Administration at the University of Southern California. Mr. Christie was first elected a director in 1996.

MICHAEL J. FASMAN, 88, is an attorney and a partner of the law firm, Allen and Fasman. Mr. Fasman was first elected a director in 1975.

ANTON C. GARNIER, 57, has been president and chief executive officer of the
Company since 1968.   Mr. Garnier was first elected a director in 1968 and was
elected Chairman of the Board in 1996.

MONROE HARRIS, 76, is a consultant and retired executive vice president and director of Johns-Manville Corporation. Mr. Harris was first elected a director in 1963. He resigned from the Board in 1965 when he moved to New York. Mr. Harris was reelected a director in 1987.

DONOVAN D. HUENNEKENS, 61, is a partner of HQT Homes, a private real estate development company. He is also a director of Bixby Ranch Company and a member of the board of Mead Housing. Mr. Huennekens was first elected a director in 1969.

RICHARD KELTON, 68, is president of Bollenbacher & Kelton, Inc., a commercial
and residential developer.   He is Vice President of the Board of Trustees of
the Pacific Asia Museum.  Mr. Kelton was first elected a director in 1969.

MAUREEN A. KINDEL, 59, is president of Rose & Kindel, a public affairs firm. Ms. Kindel is past president of the City of Los Angeles Board of Public Works and is a founding and current member of the Pacific Council on International Policy. She is a board member of the International Women's Forum, the Board of the Los Angeles Urban League and the Board of Governors of Town Hall of Los Angeles. Ms. Kindel is a trustee for the International Foundation of Electoral Systems and serves on the board of the Los Angeles Amateur Athletic Foundation. Ms. Kindel was appointed a director in 1997.

RICHARD G. NEWMAN, 63, is chairman, president and chief executive officer and a director of AECOM Technology Corporation, the parent of several subsidiaries that provide architectural, engineering, construction, operations and
maintenance services on an international basis.   He also serves on the board of
13 mutual funds managed by the Capital Research and Management Company. Mr. Newman was first elected a director in 1991.

     There are no family relationships between any director and any executive officer of the Company. None of the entities by which the foregoing directors are employed is related to the Company. No director is a director of any other corporation subject to Sections 12 or 15(d) of the Securities Exchange Act of 1934 or registered as an investment company under the Investment Company Act of 1940. No director or executive officer of the Company has been, during the last five years, involved in a legal proceeding of the type that would require disclosure herein by the Securities Exchange Act of 1934. There are no arrangements or understandings between any director and any other persons pursuant to which any director was or is to be selected as a director or nominee of the Company or of any other company.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has four standing committees, described below.

     The members of the Audit Committee during 1997 were Mr. Kelton (Chairman), Mr. Fasman and Mr. Huennekens. During 1997, the Audit Committee held two meetings. Among its responsibilities, the Audit Committee recommends to the Board the appointment of the Company's independent auditors for the ensuing year, reviews with the independent auditors and management the scope and results of the audit engagement (as well as management's internal audit program), reviews the adequacy of the Company's internal control procedures and reviews the independence of the auditors.

     The members of the Investment/Acquisition Committee during 1997 were Mr. Huennekens (Chairman), Mr. Christie and Mr. Kelton. Among its responsibilities, the Investment/Acquisition Committee sets overall investment policy with respect to the Company's short-term funds, and analyzes the effects of external economic conditions on the Company's investment policy. The Committee also provides direction in the areas of long-term planning, consideration of diversification alternatives, new business developments, and acquisitions and mergers. During 1997, there were no Investment/Acquisition Committee meetings; Committee responsibilities were discharged during regularly scheduled Board meetings.

     The members of the Nominating Committee during 1997 were Mr. Newman (Chairman), Mr. Fasman and Mr. Harris. During 1997, the Nominating Committee held one meeting. The functions of the Nominating Committee include establishing criteria for the selection of nominees for election as directors, reviewing the qualifications of and maintaining information concerning potential nominees, making recommendations to the Board with respect to nominees for election as directors at the Annual Meeting of Stockholders and, as vacancies occur on the Board between annual meetings, reviewing on a long-term basis the size and composition of the Board and investigating and making recommendations to the Board with respect to amendments to the Company's Bylaws. The Nominating Committee will consider recommendations for director nominees proposed by stockholders. Any recommendations for nominees should be submitted in writing to Mr. Newman at the Company's principal executive offices.

     The members of the Compensation Committee during 1997 were Mr. Harris (Chairman), Mr. Christie and Mr. Newman. During 1997, the Compensation Committee held four meetings. The Committee is responsible for approving and reporting to the Board the annual compensation for all executive officers, including salary, stock options, incentive compensation and other benefits. The Committee is also responsible for granting stock awards and stock option grants and reviews the Company`s non-qualified benefit plans. The Compensation Committee consists of independent, non-employee directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There were no Compensation Committee interlocks or insider participation during 1997.

Directors' Compensation

     For all of 1997, Directors who were not officers of the Company were paid an annual retainer of $12,000 for service on the Board plus an attendance fee of $1,000 for each Board meeting, Committee meeting or long-range planning meeting. When a Committee meeting is held on the same day as a Board meeting, attendees
receive a fee of $500 for attendance at the Committee meeting.   Committee
Chairmen are paid an additional annual fee of $1,200. Directors who are officers of the Company are not paid any fees or additional remuneration for service as members of the Board or any Board Committee.

     During 1996, stockholders approved a stock option plan for non-employee directors (the "Director Option Plan"), which provided for an annual automatic grant of an option to purchase 1,000 shares of the Company`s Common stock to eligible non-employee directors of the Company (currently seven directors), on the date of the Company`s Annual Meeting of Stockholders in each year through 2006. The Plan also provided for a new Director to be granted an initial option to purchase 1,000 shares of the Company`s Common stock upon his or her appointment to the Board. Initially, 50,000 shares of the Company`s Common stock were reserved for issuance under the Director Option Plan. Stock dividends increased the number of shares reserved for issuance under the Director Option Plan by an additional 13,000 shares and also changed the annual automatic grant of option shares to 1,260 per director, respectively. A total of 8,820 stock options were granted under this Plan in 1997.


              NON-EMPLOYEE DIRECTOR STOCK OPTIONS GRANTED IN 1997

                                              Individual Grants
                                    ---------------------------------------
                                                  Exercise or
                                     Options      Base Price    Expiration
Eligible Directors                   (#)(1)       ($/sh.)(2)       Date
---------------------------------------------------------------------------
H. Frederick Christie                 1,260          11.90         2007

Michael J. Fasman                     1,260          11.90         2007

Monroe Harris                         1,260          11.90         2007

Donovan D. Huennekens                 1,260          11.90         2007

Richard Kelton                        1,260          11.90         2007

Maureen A. Kindel                     1,260          12.74         2007

Richard G. Newman                     1,260          11.90         2007

(1) Options vest 50% per year until fully vested. All options have been adjusted to reflect a 5% stock dividend on January 2, 1998.
(2) All exercise prices represent fair market value on the date of grant, after adjusting to reflect a 5% stock dividend on January 2, 1998.

     Prior to the approval of the Director Option Plan, the non-employee directors were granted stock options under a stock option plan (the "1988 Option Plan") approved by the stockholders in 1988. The following table sets forth cumulative summary information concerning the hypothetical value of option grants made to eligible non-employee directors under the 1988 Option Plan and the Director Option Plan:


              OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

                         Shares                       Number of               Value of Unexercised In-
                         Acquired                Unexercised Options             the-Money Options at
                           on      Value         at December 31, 1997           December 31, 1997 (1)
                         Exercise  Realized    Exercisable / Unexercisble     Exercisable / Unexercisable
Name                       (#)       ($)                 (#)                            ($)
-----------------------------------------------------------------------------------------------------
H. Frederick Christie           0        0      277    /     2,369             2,346    /      16,449
Michael J. Fasman             302    1,737    3,583    /     3,322            21,455    /      27,008

Monroe Harris                   0        0    4,218    /     3,321            28,491    /      26,997

Donovan D. Huennekens           0        0    3,782    /     1,577            23,931    /      10,267
Richard Kelton                  0        0    3,782    /     1,577            23,931    /      10,267
Maureen A. Kindel               0        0        0    /     1,260                 0    /        5,998
Richard G. Newman               0        0    2,723    /     3,162            20,235    /      24,935

(1) Difference between fair market value at fiscal year end of $17.50 and option exercise price.


     At December 31, 1997, the Non-Employee Director Group had a total of 34,953 stock options outstanding with a weighted average exercise price of $10.40 per share.


Attendance at Board and Committee Meetings

     During 1997, the Board of Directors held seven Board meetings, one planning meeting and seven Committee meetings. All directors attended at least 80% of the combined meetings of the Board and the Committees of the Board on which they served.

BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES


BY MANAGEMENT

   The following table sets forth, as of the Record Date, the number of shares of each class of equity securities of the Company beneficially owned by each director of the Company (each of whom is also a nominee), the chief executive officer of the Company, and the other Named Executive Officers of the Company and its subsidiaries (as defined on page 11), and by all directors and executive officers as a group. All securities are Common stock, and except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.


                                              Number of              Exercisable          Total Number of
Name of                                         Shares                 Options              Shares and
Beneficial Owner and                          Beneficially           Beneficially       Exercisable Options       Percentage
Capacity with Company                           Owned                 Owned (a)         Beneficially Owned         of Class
--------------------------------------------------------------------------------------------------------------------------------
H. Frederick Christie, Director                      5,292                  1,184                     6,476                  (*)

Michael J. Fasman, Director                          4,998 (b)              4,808                     9,806                  (*)

Monroe Harris, Director                             18,937 (c)              5,442                    24,379                  (*)

Donovan D. Huennekens, Director                     13,068                  4,570                    17,638                  (*)
Richard Kelton, Director                            32,656 (d)              4,570                    37,226              1.1%
Maureen A. Kindel, Director                          1,000                      0                     1,000                  (*)

Richard G. Newman, Director                          9,261 (e)              3,947                    13,208                  (*)

Anton C. Garnier, Director, Chairman,
  President and Chief Executive Officer            115,855 (f)             59,055                   174,910              5.1%

Peter J. Moerbeek, Vice President
  Finance, CFO and Secretary of Company;             4,429                 11,004                    15,433                  (*)
  Chief Operating Officer, ECO Resources, Inc.

Michael O. Quinn, President,
  Suburban Water Systems                             6,869                 17,322                    24,191                  (*)

Robert L. Swartwout, President,
  New Mexico Utilities, Inc.                         2,181                  5,378                     7,559                  (*)

All Directors and Executive Officers               214,546                117,280                   331,826              9.6%
  As a Group (11 persons)

*   Indicates less than one percent of class of stock.

(a)  Includes options that become exercisable within 60 days after the Record
     Date.
(b) Excludes 18,341 shares of Common stock held of record by Mr. Fasman's wife, as trustee. Also excludes 36,536 shares of Common stock and 147 shares of Series "A" preferred stock held of record by Mr. Fasman as a co-trustee of two trusts in which Mr. Fasman has no voting or investment control. Mr. Fasman disclaims beneficial ownership of all such shares.
(c) Includes 13,514 shares held by Mr. Harris and his wife as co-trustees of a family trust. Mr. Harris has shared voting and investment power with respect to such shares. Excludes 1,058 shares held by Mr. Harris' wife. Mr. Harris has no voting or investment power with respect to such shares.
(d) Included in the table are 9,240 shares of Common stock held by The Kelton Foundation (the "Foundation"), a charitable corporation. Mr. Kelton is President of the Foundation and has sole voting and investment power with respect to such shares. Mr. Kelton disclaims pecuniary interest in the shares held by the Foundation.
(e) Mr. and Mrs. Newman hold all of the 9,261 shares as trustees of a revocable trust for their benefit. Mr. Newman is a trustee of such trust, and has shared voting and investment power with respect to such shares.
(f) Included in the table are 55,794 shares owned by Mr. and Mrs. Garnier as trustees of a revocable trust for their benefit. Mr. Garnier is trustee of such trust and has shared voting and investment power with respect to the shares. Also included in the table are 42,648 shares representing Mr. Garnier's proportionate interests in two corporations of which Mr. Garnier is president, a director and a stockholder. Mr. Garnier has shared voting and investment power with respect to these two corporations, which own a total of 204,287 shares (6.1%) of Southwest Water Company Common stock. Other than his proportionate interests above, Mr. Garnier disclaims beneficial ownership of these shares.

BY OTHERS

     The following table identifies each of the persons known to the Company to own of record and beneficially (as determined pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder), as of the Record Date, more than five percent of any class or series of the Company's outstanding voting securities, the number of shares of each class or series so owned, and the percentage of each class or series owned:

                                 Name and Address                      Number of Shares        Percentage
      Class of Stock            of Beneficial Owner                   Beneficially Owned        of Class
---------------------------------------------------------------------------------------------------------
Series "A" Preferred       Lincoln National Life Ins Co.                    3,607                 35%
                           C/O Banker's Trust
                           P. O. Box 704, Church Street Station
                           New York, NY 10008

     To the knowledge of the Company's management, there are no other beneficial owners of more than five percent of any class of voting securities of the Company. The Company`s management knows of no arrangements that may hereinafter result in a change in control of the Company. Neither the foregoing beneficial owner, nor any director, officer or Company affiliate, nor any of their respective associates is a party to any legal proceeding adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

     Federal securities laws require the Company`s directors and officers, and persons who own more than 10 percent of a registered class of the Company`s equity securities, to file with the Securities and Exchange Commission and the Nasdaq National Market initial reports of ownership and reports of changes in ownership of any securities of the Company.

     To the Company's knowledge, based on a review of the copies of reports furnished to the Company and written representations made by officers and directors of the Company, all of the Company`s officers, directors and greater-than-ten-percent beneficial owners made timely filings in accordance with the Securities and Exchange Commission's Rule 16b-3.

                   COMPARISON OF THE CUMULATIVE TOTAL RETURN
          ON THE COMPANY'S COMMON STOCK TO CERTAIN INDUSTRY STANDARDS

     The following graph compares the cumulative total return to holders of the Common stock of the Company during the most recent five fiscal years versus the average return to investors during the same period achieved by 13 publicly held water utilities listed in the Edward Jones Water Utility Index and the Standard and Poor's Index of 500 Companies. The comparison assumes that $100 was invested on December 31, 1992. The cumulative total return assumes the reinvestment of dividends. The historical stock performance shown on the graph is not necessarily indicative of future stock performance.

                          FIVE-YEAR PERFORMANCE GRAPH

                           1992    1993      1994      1995      1996      1997
S&P 500 - $251 .........   100    110.06    111.52    153.39    188.59    251.49
WATER UTILITY - $220 ...   100    114.3     105.92    134.4     161.35    220.36
SWWC - $178 ............   100     64.85     59.03     73.41    130.95    177.9

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Report of the Compensation Committee of the Board of Directors


EXECUTIVE OFFICER COMPENSATION PHILOSOPHY

     The compensation philosophy for executive officers is to ensure that compensation be directly linked to continuous improvements in the Company`s financial performance and increases in stockholder value. To implement the philosophy, the Committee is guided by the following objectives: (1) enable the Company to attract and retain highly qualified executives, (2) focus executives' efforts on the fulfillment of Company annual and long-term business objectives and strategies, and (3) ensure that a portion of executive compensation is tied to specific performance measures. The Committee has used various outside consultants in designing the current executive compensation plan.


Executive Compensation

     In determining the base salary levels of executives, including the Chief Executive Officer, the Committee considers individual performance, the performance of the operations directed by the executives, and the competitive salary levels of executives in companies of similar size and complexity. Competitive salary information, obtained primarily through published compensation surveys, is used to determine the reasonableness of total compensation, which includes base salary and incentive compensation. For executives other than the Chief Executive Officer, the Committee also considers the recommendations of the Chief Executive Officer.


Annual Incentive Compensation

     The Committee believes that the Company's short-term objectives are enhanced with annual performance-based incentive compensation for its executives. Annual incentive awards are based on the attainment of certain financial objectives for the Company and on an executive's achievement of goals in his or her area of functional responsibility. Executive performance objectives include both quantitative and qualitative criteria. As an executive's level of responsibility increases, a greater portion of potential total cash compensation is at risk in the form of annual performance-based incentives.

     Financial goals and performance-based measures are established by the Committee at the beginning of each year. Awards are made at the end of the year based on actual performance. Each year, the Committee establishes a performance threshold, and no awards are made if the performance threshold is not attained. In 1997, the actual results for the year exceeded the threshold set by the Committee, and incentive compensation awards were approved for the Company`s executives.


Long-term Incentive Compensation

     The primary purpose of long-term incentives is to encourage and facilitate personal stock ownership by the executive officers and thus strengthen both their personal commitments to the Company and a longer-term perspective in their managerial responsibilities. This component of an executive officer's compensation directly links the officers' interests with those of the Company`s other stockholders. Currently, the primary form of long-term incentive compensation is non-qualified stock options. The Committee approves stock options for all executives and managers.

     In determining the number of stock options awarded, the Committee considers a number of factors including the executive's pay level, responsibilities in the organization, and ability to significantly improve future financial results. In addition, the Committee compares the Company`s option grant levels with similar industry practices.

Chief Executive Officer Compensation

     Anton C. Garnier has been President and Chief Executive Officer of the Company since November 1968 and has been Chairman of the Board since August 1996. The Committee reviewed Mr. Garnier's 1997 performance based on the performance of the Company as a whole and his performance with respect to quantitative and qualitative objectives approved at the start of the year by the Committee. The Committee carefully considered the Company's continuing improvements in financial results, including earnings improvement, new business development, return on equity and the creation of stockholder value. The Committee also evaluated Mr. Garnier's progress in attaining qualitative objectives in such areas as investor relations, planning for the Company's long-term future, setting strategic objectives, and employee involvement and communications. The Committee did not use specific weighting factors with respect to quantitative and qualitative performance measures. The Committee Chairman prepared a CEO performance evaluation, which was discussed with Mr. Garnier.

     In determining Mr. Garnier's performance for 1997, the Committee gave particular emphasis to the improved operating results of the Company's contract operations subsidiary. After the Committee's deliberations, the Committee increased Mr. Garnier's annual salary to $230,000, effective January 1, 1998, and awarded him an incentive compensation amount of $154,000 for 1997. In addition, on January 27, 1998, the Committee awarded Mr. Garnier a stock option grant of 25,000 shares of the Company's Common stock.


Compensation Committee

Monroe Harris (Chairman)
H. Frederick Christie
Richard G. Newman

February 10, 1998

COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to the Company for each of the three years ended December 31, 1997 of those persons who were either (I) the chief executive officer of the Company, (ii) one of the other most highly compensated executive officers of the Company whose annual salary and bonuses exceeded $100,000 or (iii) any other executive officer who would have qualified under sections (I) or (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of the Company at the end of the 1997 fiscal year (collectively, the "Named Executive Officers").

                                    SUMMARY COMPENSATION TABLE

                                        Annual Compensation        Long-Term Compensation
                                  ------------------------------   ----------------------
                                                                   Restricted
        Name and                                                     Stock    Stock
         Principal                           Salary      Bonus      Awards    Options
         Position                 Year      ($)(1)        ($)        ($)(2)   (#)(3)
-----------------------------------------------------------------  ---------------------
Anton C. Garnier                  1997     220,000      154,000        0      12,600
   Chairman, Chief Executive      1996     210,000       85,000        0      12,600
   Officer and President          1995     198,000       50,000        0      10,134

Peter J. Moerbeek                 1997     161,000       89,900        0       8,400
   Vice President Finance and     1996     154,500       60,500        0       7,434
   Chief Financial Officer        1995     150,000       10,000        0      15,876

Michael O. Quinn                  1997     146,500       44,450        0       2,625
   President,                     1996     143,700       35,600        0       3,024
   Suburban Water Systems         1995     134,800       17,100        0       2,818

Robert L. Swartwout               1997     104,800       16,000        0       2,100
   President,                     1996     101,800       31,100        0       2,142
   New Mexico Utilities Inc.      1995      96,000       20,000        0       1,883

(1) Salary shown in 1995 for Mr. Moerbeek, who joined the Company in August 1995, is annualized based upon a full year of employment

(2) Restricted stock options can no longer be granted. Restricted stock previously awarded vests 10 years after grant. Should an employee leave the Company prior to the vesting of the restricted stock, the stock is subject to repurchase. Dividends on the restricted stock are paid without restrictions. The following is the restricted stock issued and outstanding fair market value as of December 31, 1997.: Anton C. Garnier received 14,639 shares (granted in 1988 and 1989) valued at $256,183. Michael O. Quinn received 4,872 shares (granted in 1988 and 1989) valued at $85,260.

     The value of the shares is based on the fair market value of $17.50.

(3) Options have been adjusted to reflect stock dividends of 5% on January 2, 1998, 20% on January 2, 1997, and 5% on January 2,1996 and were granted at fair market value at the date of grant.

EXECUTIVE SEVERANCE COMPENSATION AGREEMENTS

     Pursuant to severance compensation agreements entered into in 1995 between the Company and Messrs. Garnier, Moerbeek, Quinn and Swartwout, the Company has agreed to provide severance benefits and payments to such individuals based on 1-1/2 times the average 5-year compensation of such individuals and payable to an executive if one of the following conditions is met as to such executive:
(1) termination of the executive's employment by his employer prior to the second anniversary of a change in control other than by retirement or for death, disability or cause; or (2) termination of executive's employment by the executive within two years after a change in control for "good reason" (including assignment of executive to duties inconsistent with executive's position, duties, responsibilities and status prior to the change in control, or alternatively, a reduction of salary, a significant reduction in benefits, an elimination of stock plans or a relocation of employment greater than 50 miles), without written consent by executive. Under these agreements, cash severance payments are based upon base salary, auto benefits, bonuses and certain life insurance premium amounts paid by the employer and are payable within five days after termination of employment. Cash severance amounts, assuming termination meets the requirements for a severance payment, as of December 31, 1997 are as follows: Mr. Garnier - $418,745; Mr. Moerbeek - $340,046; Mr. Quinn - $250,473;
and Mr. Swartwout - $204,457. In addition to the cash payment, each executive is entitled to certain health insurance benefits with a value of approximately $11,520 and outplacement services with a maximum benefit of $4,000. For purposes of the severance compensation agreements, a "change in control" is generally defined as a change in the person or persons owning, directly or indirectly, sufficient voting stock to elect the Board of Directors for the entity that employs an executive. These severance compensation agreements are in addition to the plans described under the heading "Retirement Benefits."

     Pursuant to an agreement entered into in 1992 between Mr. Swartwout and New Mexico Utilities, Inc. ("NMUI"), upon a disposition of substantially all assets of NMUI, Mr. Swartwout is, if he continues his employment with NMUI through completion of the transaction, entitled to a severance payment of one percent of the gross disposition price if in excess of $6,000,000, or three percent of the gross disposition price if in excess of $11,000,000. Upon such a disposition, Mr. Swartwout would receive a cash payment equal to the greater of (1) the cash severance payment determined pursuant to his severance compensation agreement or
(2) the amount determined under the NMUI agreement based upon the gross disposition price of the NMUI assets.

OPTIONS GRANTED TO NAMED EXECUTIVE OFFICERS

     Stock options were granted during the Company's most recent fiscal year to the chief executive officer and the other Named Executive Officers. The following table sets forth summary information relating to the potential realizable value of stock options granted in 1997. Exercise prices, number of options and shares outstanding have been adjusted to reflect a 5% stock dividend on January 2, 1998.

                            OPTIONS GRANTED IN 1997

                                                                                              Potential Realizable
                                                                                               Value at Assumed
                                                                                             Annual Rates of Stock
                                                                                             Price Appreciation for
                                               Individual Grants                              10-Year Option Term
                           ---------------------------------------------------       -------------------------------------
                                           % of Total
                                            Options      Exercise
                                           Granted to       or                       At 0%       At 5%          At 10%
                           Options         Employees       Base                      Annual       Annual         Annual
                           Granted             in          Price    Expiration       Growth       Growth         Growth
Name                        (#)(1)        Fiscal Year   ($/sh.)(2)     Date          Rate($)      Rate($)        Rate($)
------------------------------------------------------------------------------       -------------------------------------
Anton C. Garnier             12,600            26%         12.62        2007            0          100,002      253,424

Peter J. Moerbeek             8,400            17%         12.62        2007            0           66,668      168,949

Michael O. Quinn              2,625             5%         12.62        2007            0           20,834       52,797

Robert L. Swartwout           2,100             4%         12.62        2007            0           16,667       42,237

All Stockholders (3)           N/A             N/A          N/A         N/A             0       36,651,113   92,881,115

All Optionees                49,350            100%        12.73        2007            0          394,998    1,001,004

Optionee Gain
as % of Total
Stockholders' Gain             N/A             N/A          N/A         N/A            N/A            1.1%         1.1%

(1) Options vest 20% per year until fully vested. All options adjusted to reflect a 5% dividend on January 2, 1998. Under the terms of the Company's Amended and Restated Stock Option and Restricted Stock Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to re-price the options. The options were granted for a term of 10 years, subject to earlier cancellation in certain events related to termination of employment. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned-shares or by offset of the underlying shares, subject to certain conditions.

(2) All exercise prices represent fair market value on the date of grant, after adjusting to reflect a 5% stock dividend on January 2, 1998.

(3)  Based on total number of shares outstanding at December 31, 1997.

EXERCISE OF OPTIONS BY NAMED EXECUTIVE OFFICERS

     The following table sets forth certain information as to exercised and unexercised stock options, value realized and value of unexercised options during the Company's most recent fiscal year by the chief executive officer of the Company and the other Named Executive Officers.

              OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

                                                             Number of                Value of Unexercised In-The-
                                Shares                  Unexercised Options               Money Options at
                             Acquired on     Value       at December 31, 1997           December 31, 1997 (1)
Name                           Exercise     Realized   Exercisable / Unexercisable    Exercisable / Unexercisable
                                  (#)          ($)                 (#)                          ($)
-----------------------------------------------------------------------------------------------------------------
Anton C. Garnier                   0            0        49,962    /    32,814          305,828   /   252,989
Peter J. Moerbeek                  0            0         7,837    /    23,873           81,746   /   195,101
Michael O. Quinn                   0            0        15,065    /     7,862           92,036   /   62,809
Robert L. Swartwout              1,134        6,475       3,735    /     5,797           26,510   /   45,532

(1) Difference between fair market value at December 31, 1997 of $17.50 and option exercise price

Retirement Benefits

       The Company is a party to a Noncontributory Defined Benefit Pension Plan (the "Pension Plan"), established on December 31, 1957, which provides retirement benefits and certain death benefits. All regular full-time and part-time employees of the Company's corporate office, Suburban Water Systems and New Mexico Utilities, Inc. who meet all eligibility requirements, including the completion of one year of service, are eligible to participate in the Pension Plan.

       Four executive officers of the Company and its participating subsidiaries are covered under the terms of the Pension Plan. The Company and its participating subsidiaries pay the entire cost of administering the Pension Plan. No non-employee director is included in the Pension Plan. All of the trustees and administrators of the Pension Plan are currently officers or employees of the participating companies. Payments to the Pension Plan by the Company are computed on an actuarial basis to provide fixed benefits to employees in the event of retirement at specified ages.

       The following table indicates the approximate annual benefits that would be received by participants in the Pension Plan, based upon the assumptions indicated.

                              Estimated Annual Benefit for Years of Service Indicated
   5-Year Average         ---------------------------------------------------------------
Annual Compensation       15 Years      20 Years      25 Years      30 Years     35 Years
--------------------      --------      --------      --------      --------     --------
      $ 80,000            $ 23,300      $ 31,000      $ 38,800      $ 46,500     $ 54,300
       120,000              35,300        47,000        58,800        70,500       82,300
       160,000              47,300        63,000        78,800        94,500      110,300
       200,000              59,300        79,000        98,800       118,500      138,300
       240,000              71,300        95,000       118,800       142,500      166,300

      The actual maximum amount of compensation that may be recognized for Pension Plan purposes according to the Internal Revenue Code (the "Code") was $160,000 in 1997. The maximum annual defined benefit in 1997 allowable under the Code was $125,000. These limits are subject to annual cost of living adjustments.

     The compensation on which benefits under the Pension Plan are based is limited to salary paid by the Company and certain subsidiaries and excludes bonuses and other forms of compensation. The amounts used in making the calculations under the Pension Plan for 1997 are based on July 1, 1997 base compensation as follows: Anton C. Garnier - $220,000, Peter J. Moerbeek - $161,000; Michael O. Quinn - $146,500; and Robert L. Swartwout $104,800. At December 31, 1997, years of credited service of each of such individuals are 27, 2, 18, and 4 years, respectively. Benefits under the Pension Plan are not subject to offset for amounts received from social security or other sources.


CERTAIN TRANSACTIONS

     Mr. Garnier is a director and a beneficial owner of approximately 10 percent of the outstanding stock of California Michigan Land and Water Company ("California Michigan"). East Pasadena Water Company ("East Pasadena"), a water purveyor, is a wholly owned subsidiary of California Michigan. In 1997, East Pasadena participated in employee insurance coverage with the Company and Suburban and reimbursed them an aggregate of $11,289, representing its proportionate share of the cost of services involved.

     East Pasadena is also a party to the Noncontributory Defined Benefit Pension Plan, and makes contributions and pays administrative fees on the same
actuarial basis as payments by the Company.   The Pension Plan owns 363 shares
of California Michigan stock, or 17 percent of the common shares outstanding of such stock.

     In 1997, Suburban made a lease payment of $50,549 for the use of water rights owned by a Garnier family trust. Based upon payments made by other non-related parties, the lease payments were at market rate.

     The foregoing transactions were reviewed and approved by the outside members of the Board of Directors of the Company. Mr. Garnier did not participate in the Board's consideration of these transactions.



  PROPOSAL 2: TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO
             INCREASE THE NUMBER OF AUTHORIZED SHARES TO 25,000,000

     The Company's Board proposes to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common stock from 10,000,000 shares to 25,000,000 shares. As of the Record Date, 3,338,406 shares of the Company's Common stock were outstanding and 1,265,250 shares of the Company's Common stock were reserved for issuance under stock option, employee benefit, and dividend reivestment plans.

     The Company's Board believes that the amendment of the Company's Certificate of Incorporation is advantageous to the Company and its stockholders by providing additional authorized shares of the Company's Common stock that could be used from time to time, without further action or authorization by the stockholders (except as may be required by law or by any stock exchange or market on which the Company's securities may then be listed), for corporate purposes which the Company's Board may deem desirable. While the Company has no present plans, agreements or commitments for the issuance of additional shares of the Company's Common stock, other than pursuant to its employee benefit plans, dividend reinvestment plans and a Share Purchase Rights Plan ((the "Plan") as discussed on page 1), the Board believes that the availability of these shares would allow the Company to issue additional shares of the Company's Common stock if market or other conditions indicate that such a course of action is advisable. In addition, the Company has issued stock dividends in each of 1996, 1997 and 1998, and will continue to address the advisability of issuing additional stock dividends in the future.

     In the event of certain triggering events under the Plan (e.g., accumulation of a significant block of shares by an "acquiring person" as defined), the stockholders become entitled to purchase additional shares of the Company's Common stock at a significant discount. Accordingly, the Board wants to ensure that a sufficient reserve of shares of Common stock will be available for issuance under the Plan. The Plan and availability of the additional shares for this purpose could have the effect of slowing down or impeding a hostile acquirer's bid to purchase a controlling interest in the Company and thereafter replacing current management. The Board, however, believes the existence of the additional shares for use in conjunction with the implementation of the Plan will benefit all stockholders by requiring a potential hostile acquirer to negotiate with the Board in order to arrive at an optimum level of stockholder value.

     The foregoing discussion of the proposed amendment to the Company's Certificate of Incorporation constitutes a summary of the proposed amendment to the Company's Certificate of Incorporation. Such summary is qualified by reference to the complete text of such amendment set forth in the form of the Amendment to the Company's Certificate of Incorporation, a copy of which is attached as Appendix A to this Proxy Statement.

VOTE REQUIRED; BOARD RECOMMENDATION

     The affirmative vote of holders of a majority of the outstanding shares of the Company's securities (Common stock and Preferred stock voting together as a class) entitled to vote at the Meeting is required to approve this Proposal 2. Abstentions will have the effect of votes against this proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of this proposal and will not be counted as votes for or against this proposal.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THIS PROPOSAL 2 TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 25,000,000.


  PROPOSAL 3: TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO
                     CREATE A CLASSIFIED BOARD OF DIRECTORS

     The Company's Board proposes to amend the Company's Certificate of Incorporation to implement a staggered Board of Directors divided into three classes. Each class would have a staggered three-year term, commencing with the 1998 Annual Meeting. Subject to approval by the stockholders, the Board would consist of Class I Directors, Class II Directors and Class III Directors. At each Annual Meeting beginning with the 1999 Annual Meeting, one class of Directors would be elected to succeed the Directors whose terms then expire, with each newly elected director to serve a three-year term.

     Subject to reelection of the Company's current Directors as set forth in Proposal 1, the classification of the Company's Board of Directors would be as follows:


Name                                       Term Expiring
--------------                             -------------
                                Class I
Michael J. Fasman                                1999
Maureen A. Kindel                                1999

                                Class II
Monroe Harris                                    2000
Donovan D. Huennekens                            2000
Richard G. Newman                                2000

                               Class III
H. Frederick Christie                            2001
Anton C. Garnier                                 2001
Richard Kelton                                   2001


     A classified Board could delay a purchaser's ability to obtain control of the Board in a relatively short period of time because it will generally take a purchaser two annual meetings of stockholders to elect a majority of the Board. Also, since neither the Delaware General Corporation Law (the "DGCL"), nor the Company's Certificate of Incorporation or Bylaws require cumulative voting, a purchaser of a block of stock of the Company constituting less than a majority of the outstanding shares would have no assurance of representation on the Board. This will benefit the stockholders by encouraging a purchaser to negotiate with the Board to obtain the optimum level of value for all stockholders.

     The Board also believes that the longer time required to elect a majority of a classified Board will help to assure the continuity and stability of the Company's management and business strategies as at any given time, a majority of the Directors will have prior experience as directors of the Company.

     This proposal would not change the procedures used to remove any directors since, pursuant to Section 141(k) of the DGCL, any person attempting to remove one or more members of the Board would need to show cause, and only the remaining directors would be authorized to fill any vacancy in the office of a director, including newly created directorships. Any director appointed to fill a vacancy or newly created directorship would serve until the next Annual Meeting of Stockholders for which such class would expire, and until his or her successor has been duly elected.

     The foregoing discussion of the amendment to the Company's Certificate of Incorporation is a summary and is qualified by reference to the complete text of such amendment set forth in the form of the Amendment to the Company's Certificate of Incorporation, a copy of which is attached as Appendix A to this Proxy Statement.

VOTE REQUIRED; BOARD RECOMMENDATION

     The affirmative vote of holders of a majority of the outstanding shares of the Company's securities (Common stock and Preferred stock, voting together as a class) entitled to vote at the Meeting is required to approve this Proposal 3. Abstentions will have the effect of votes against this proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of this proposal and will not be counted as votes for or against this proposal.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF PROPOSAL 3 TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CREATE A CLASSIFIED BOARD OF DIRECTORS.



         PROPOSAL 4: APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED
                  1989 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN


     On February 10, 1998, the Board unanimously authorized amendments (the "Amendment") to the Amended and Restated 1989 Employee Qualified Stock Purchase Plan (the "Purchase Plan"). Certain of the amendments require stockholder approval. Thus, the stockholders are being asked to approve the following amendments: (i) a change in one of the eligibility requirements from minimum employment of at least one year to minimum employment of at least 90 days, (ii) an extension of the period during which options may be granted under the Purchase Plan from January 29, 1999 to December 31, 2007, and (iii) removal of the requirement to obtain stockholder approval in connection with future amendments to the Purchase Plan, except amendments increasing the number of shares of Common stock reserved for issuance under the Purchase Plan, or as otherwise required under the Internal Revenue Code of 1986, as amended (the "Code"), Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other applicable rule or law.

     The Board also unanimously adopted several other amendments to the Purchase Plan, which did not require stockholder approval. Specifically, the Board: (i) shortened the offering periods under the Purchase Plan from every six months to every three months and modified the Date of Exercise; (ii) allowed for rollover of cash-in-lieu of fractional shares to the next offering period; (iii) changed the method of determining the fair market value of the stock on the Date of Grant and the Date of Exercise from the closing price on the immediately preceding date to the average of the daily average of the high and low sales price of the Company's Common stock for the three days immediately preceding such date; (iv) revised certain provisions relating to Rule 16b-3 promulgated under the Exchange Act to correspond to certain recent revisions to such rule; and (v) made certain other changes as were deemed advisable by the officers of the Company to facilitate administration of the Purchase Plan. The Board also authorized the restatement of the Purchase Plan to incorporate all authorized amendments.

     The following is a summary of the Purchase Plan, as amended and restated by the Board. This summary is not intended to be complete, and reference should be made to the 1998 Amended and Restated Employee Qualified Stock Purchase Plan for complete statements of the terms and provisions, a copy of which is attached as Appendix B to this Proxy Statement.

BACKGROUND AND PURPOSE OF THE PURCHASE PLAN

     The Purchase Plan originally became effective on January 24, 1989 and was thereafter amended and restated in October 1991. As proposed, the Purchase Plan will terminate as to future option grants on December 31, 2007. The purpose of the Purchase Plan is to assist employees of the Company (or any parent or subsidiary corporations) in acquiring stock ownership interests in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code. Under the Purchase Plan, employees purchase, through payroll deductions, shares of the Company's Common stock at a discount from the then current market price, without payment of commissions or other charges. Offering the Company's employees the opportunity to become owners of the Company's Common stock will help to further identify such employees' interests with those of the Company's stockholders generally. The Purchase Plan was also implemented to help employees provide for their future security and to encourage them to remain in the employment of the Company, or any of its parent or subsidiary corporations.

     The Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not a qualified plan under section 401(a) of the Internal Revenue Code of 1986, as amended. Proceeds received by the Company from the sale of Common stock pursuant to the Purchase Plan will be used for general corporate purposes.

DESCRIPTION OF THE PURCHASE PLAN AS AMENDED AND RESTATED

  SECURITIES SUBJECT TO THE PURCHASE PLAN

     A maximum of 264,600 shares of the Company's Common stock (the "Stock") may be sold under the Purchase Plan. This amount gives effect to the stock dividends issued by the Company in January 1996, January 1997 and January 1998. The shares of Stock may be unissued or treasury shares or shares purchased on the open market. The Purchase Plan provides for appropriate adjustment in the number and kind of shares for which options may be granted and the number and kind of shares of Stock which may be sold pursuant to the Purchase Plan in the event of a stock split, stock dividend, reorganization or other specified changes in the capitalization of the Company.

  ELIGIBLE PERSONS

     All employees of the Company, any parent corporation and any subsidiary corporation of the Company who (i) do not, immediately after an option is granted under the Purchase Plan, own stock possessing 5% or more of the total voting power or value of all classes of stock of the Company or any parent corporation or subsidiary of the Company, (ii) were employed by the Company, parent or any subsidiary of the Company for not less than 90 days, (iii) whose customary employment is for more than 20 hours per week and (iv) whose customary employment is for more than five months in any calendar year, are eligible to receive options to purchase Common stock under the Purchase Plan. Directors of the Company, or any parent or subsidiary of the Company who are not employees are not eligible to participate in the Purchase Plan. As of the Record Date, there were 422 employees eligible to participate in the Purchase Plan.

  GRANT OF OPTIONS

     Commencing with July 1, 1998, the Company shall offer options under the Purchase Plan to all eligible employees in successive three-month offering periods, as follows: January 1 through and including April 1, April 1 through and including July 1, July 1 through and including October 1, and October 1 through and including January 1, of each year. The Company will offer options under the Purchase Plan until the earlier of (i) the date when the number of shares of Stock available under the Purchase Plan have been sold or (ii) December 31, 2007, the date when the Purchase Plan is terminated. No participant may be granted an option under the Purchase Plan which permits his rights to purchase stock under the Purchase Plan and under all other employee stock purchase plans of the Company or any parent or subsidiary corporation of the Company to accrue at a rate which exceeds $25,000 of the fair market value of such stock for any calendar year.

  EXERCISE OF OPTIONS

     Each participant in the Purchase Plan automatically and without any act on such participant's part is deemed to have exercised such participant's option on the last day of the offering period for which the option was granted, to the extent that the balance in the participant's account under the Purchase Plan is sufficient to purchase, at the applicable option price, whole shares of Stock not to exceed 1,000 shares per participant per offering period. No fractional shares of Common stock will be issued under the Purchase Plan. Any excess balance in a participant's account after the purchase of whole shares shall be carried forward and credited to such Participant's account for the next offering period.

     At the end of each offering period, participants are provided with reports concerning the amount of their deductions and the number of shares purchased during the offering period. As soon as practicable following each offering period, the Company shall deliver to each participant a stock certificate for the number of shares purchased upon exercise of the options granted under the Purchase Plan.

  OPTION PRICE -- DISCOUNT TO FAIR MARKET VALUE

     The purchase price for each share of Stock offered under the Purchase Plan is ninety percent (90%) of the lesser of (a) the fair market value of a share of the Stock on the date of option exercise (the last day of the offering period with respect to which the option was granted) or (b) the fair market value of a share of the Stock on the date of option grant (the first day of the offering period). The fair market value of a share of Stock as of a given date is (i) the average over the three Trading Days immediately preceding such date of the daily average of the high and low prices of a share of Stock, on the principal exchange on which the Stock is then trading, if any; (ii) if the Company's Common stock is not traded on an exchange but is quoted on the Nasdaq National Market or any successor quotation system, the average over the three Trading Days immediately preceding such date of the daily average of the high and low prices for a share of Stock, as reported by the Nasdaq National Market, or any successor quotation system; (iii) if the Stock is not publicly traded, the fair market value of a share of Stock established by the Committee, as defined below, acting in good faith. For purposes of this paragraph, "Trading Days" shall be those days on which the Stock actually traded.

     The daily average of the high and low prices for a share of Common stock, as reported by the Nasdaq National Market on the Record Date was $15.75.

  ELECTION TO PARTICIPATE

     Each eligible employee participates in the Purchase Plan by means of payroll deductions. The eligible employee is required to deliver to the Company no later than five (5) working days before the date of commencement of the offering period a completed and executed written payroll deduction authorization, giving notice of election to participate in the next and subsequent offering periods and designating the amount of payroll deduction.
The payroll deduction will occur on each payday and may be in amounts not less than $20 each month and shall not exceed 10% of such participant's Eligible Compensation. Eligible Compensation is the employee's base pay plus any cash bonuses paid (excluding overtime, commissions, extended work week premiums or other special payments, fees or allowances). In the case of salespersons, Eligible Compensation includes regular commissions and bonuses. The cash compensation payable to each participant during any offering period is reduced on each payday through the payroll deduction in an amount equal to the stated percentage of Eligible Compensation or amount specified in the payroll deduction authorization, and such amount is credited to the participant's account under the Purchase Plan. The payroll deduction authorization shall remain in effect until the eligible employee amends the same by completing and delivering to the Company a new authorization no later than five days before the date of commencement of the applicable offering period, the eligible employee withdraws from the Purchase Plan or he or she ceases to be an eligible employee.

  WITHDRAWAL FROM THE PURCHASE PLAN

     Any participant may withdraw from participation under the Purchase Plan at any time except during the last ten (10) calendar days of any offering period. Upon withdrawal, the balance in the participant's account under the Purchase Plan will be refunded without interest. A participant who withdraws from the Purchase Plan and who is still an eligible employee is eligible to participate again in the Purchase Plan as of the beginning of any subsequent offering period by delivering to the Company a payroll deduction authorization setting forth such participant's election to participate in the Purchase Plan.

  EXPIRATION OF OPTIONS

     Each option expires on the last date of each offering period immediately after the automatic exercise of the option pursuant to the terms of the Purchase Plan. Except in the case of death or retirement of the participant, the participant's participation in the Purchase Plan automatically terminates on the date of termination of the participant's employment with the Company. Upon such termination, the balance in the participant's account will be refunded without interest.

     In the case of retirement or death, the participant or the participant's estate is required to notify the Company of such participant's or participant's estate's desire to have the balance of the participant's account under the Purchase Plan refunded. Upon receipt of such notice, the Company will refund the balance in the participant's account, without interest. If the Company does not receive such notice prior to the next date of the exercise under the Purchase Plan, the participant's option shall be exercised on such date.

  NON-TRANSFERABILITY OF OPTIONS

     Options are not transferable, other than by will or the laws of descent and distribution, and are exercisable during a participant's lifetime only by the participant.

  RIGHTS AS STOCKHOLDERS

     A participant shall not be deemed to be a stockholder of the Company, and the participant shall not have any of the rights or privileges of a stockholder, with respect to shares of Stock issuable under the Purchase Plan until a certificate for such shares has been issued to the participant.

  ADMINISTRATION

     The Purchase Plan is administered by a committee appointed by the Company's Board to administer the Purchase Plan (the "Committee"). The Committee is comprised of certain members of the Company's Board. The Committee has full power to interpret the Purchase Plan and to establish and amend rules for its administration. Action by the Committee is taken by a majority vote or written consent of a majority of its members.

  AMENDMENT OF THE PURCHASE PLAN

     The Board may amend, suspend or terminate the Purchase Plan at any time and from time to time, provided approval by a vote of the holders of more than 50% of the outstanding shares of the Company's capital stock entitled to vote shall be required to amend the Purchase Plan (i) to change the number of shares of the Stock reserved for issuance under the Purchase Plan, or (ii) in any manner required under the Code, Rule 16b-3 or any other applicable law or rule, or
(iii) in any manner required to maintain qualification of the Purchase Plan under Section 423 of the Code.

  PARTICIPATION BY NAMED EXECUTIVE OFFICERS

     Since the inception of the Purchase Plan, Mr. Moerbeek acquired a total of 83 shares of Common stock at a weighted average exercise price of $8.95; Mr. Quinn acquired a total of 1,314 shares of Common stock at a weighted average exercise price of $7.99; and Mr. Swartwout acquired a total of 141 shares of Common stock at a weighted average exercise price of $8.76, under the Purchase Plan. Mr. Garnier has not acquired any shares of Common stock through the Purchase Plan. All executive officers as a group acquired a total of 1,538 shares of Common stock at a weighted average exercise price of $8.11 under the Purchase Plan since its inception. Since participation under the

Purchase Plan is at the election of the individual and dependent upon the Company's then current stock price, it is not possible to determine the number of shares of Common stock that will be acquired by these individuals in the future under the Purchase Plan.

  FEDERAL INCOME TAX CONSEQUENCES

     The Company intends that the Purchase Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code and that the tax consequences set forth below will be realized upon exercise of options and disposition of shares under the Purchase Plan.

     Under an employee stock purchase plan, no taxable income results to a participant at the time of the grant of the option or upon its exercise. A participant will only have taxable income in the year of disposition of a share acquired under the Purchase Plan, or in certain cases in the year of death if the share is owned at death. Generally, disposition for this purpose includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer into joint ownership with right of survivorship where the participant remains one of the joint owners, a pledge or a transfer by bequest or inheritance. A participant will incur applicable income and employment taxes upon base pay and commissions deducted from the participant's payroll for purchase of shares under the Purchase Plan.

     If the shares purchased are not disposed of during the prescribed holding period (two years from the date of grant and one year from the date of purchase) the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the option price, or (2) the excess of the fair market value of the shares at the time the option was granted over the option price (determined assuming that the option was exercised on the date of grant) will be reportable as ordinary income in the year of disposition. This amount of ordinary income is to be added to the purchase price for the purpose of determining any additional long-term capital gain on disposition. No capital loss will be realized unless the stock is sold for less than the purchase price. There will be no corresponding tax deduction to the Company.

     If the shares are disposed of before the end of the prescribed holding period (a "disqualifying disposition"), the employee must report as ordinary income in the year of disposition, and the Company may deduct, the excess of the fair market value of the shares on the date of exercise over the option price. This amount of ordinary income is to be added to the option price for the purpose of determining any additional capital gain or loss. The gain or loss will be short-term or long-term, depending on whether the twelve (12) month holding period for long-term capital gain or loss is satisfied. Upon a disqualifying disposition, it is possible for an employee to have both ordinary income and capital loss.

  VOTE REQUIRED; BOARD RECOMMENDATION

     The affirmative vote of holders of a majority of the outstanding shares of the Company's securities (Common stock and Preferred stock voting together as a class) entitled to vote at the Meeting is required to approve this Proposal 4. Abstentions will have the effect of votes against this proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of this proposal and will not be counted as votes for or against this proposal.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT.

              PROPOSAL 5: RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board, upon recommendation of its Audit Committee, has appointed the accounting firm of KPMG Peat Marwick LLP to serve as independent auditors of the Company for 1998, and proposes the ratification of such decision. The firm has served as the Company's independent auditors since 1978, and is familiar with the business and operations of the Company and its subsidiaries.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.

  VOTE REQUIRED; BOARD RECOMMENDATION

     The affirmative vote of holders of a majority of the outstanding shares of the Company's securities (Common stock and Preferred stock voting together as a class) entitled to vote at the Meeting is required to approve this Proposal 5. Abstentions will not have the effect of votes against this proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of this proposal and will not be counted as votes for or against this proposal.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR 1998.



                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any stockholder who desires to submit a proposal to be considered for inclusion in the Company`s Proxy Statement and Proxy relating to its 1999 Annual Meeting of Stockholders must submit such proposal in writing to be received by the Secretary of the Company no later than December 24, 1998. The Company's address is set forth on the first page of this Proxy Statement



                                 OTHER BUSINESS

     Your Board knows of no other business to be presented at the Meeting, but if other matters do properly come before the Meeting, the persons named on the enclosed Proxy will have discretionary authority to vote all Proxies in accordance with their best judgment.



                                   PETER J. MOERBEEK
                                   Secretary

West Covina, California
April 24, 1998

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            SOUTHWEST WATER COMPANY

     ANTON C. GARNIER and PETER J. MOERBEEK certify that:

     1. They are the President and Secretary, respectively, of Southwest Water Company, a Delaware corporation (this "Corporation").

     2. The following action, setting forth a proposed amendment (the "Amendment") to the Restated Certificate of Incorporation of this Corporation, was duly approved by the Board of Directors of Southwest Water Company, a Delaware corporation and, at the 1998 Annual Stockholder's Meeting, by the necessary number of shares as required by statute and the Restated Certificate of Incorporation of this Corporation.

     3.   Said Amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     WHEREAS, Southwest Water Company filed a Certificate of Incorporation with the State of Delaware on February 2, 1988, a Restated Certificate of Incorporation on April 6, 1988, and a Certificate of Amendment of Certificate of Incorporation on May 1, 1995 (collectively, the "Certificate");

     WHEREAS, the Board of Directors desires to amend and restate Article FOURTH, Paragraph A and Article SIXTH, Paragraph B of the Certificate of this Corporation;

     NOW, THEREFORE, IT IS HEREBY RESOLVED, that Article FOURTH, Paragraph A of the Certificate is hereafter amended and restated in its entirety to read:

     "A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty-five million two hundred fifty thousand (25,250,000), consisting of the following:

          (1) two hundred fifty thousand (250,000) shares of Preferred stock, with a par value of $.01 per share (the "Preferred Stock"); and
          (2) twenty-five million (25,000,000) shares of Common stock, with a par value of $.01 per share (the "Common Stock")."

     NOW, THEREFORE, IT IS HEREBY RESOLVED, that Article SIXTH, Paragraph B of the Certificate is hereafter amended and restated in its entirety to read:

     "B. The number of Directors shall be not less than seven nor more than nine, and the exact number of Directors shall be fixed from time to time exclusively by the Board of Directors acting pursuant to a resolution adopted by affirmative vote of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time of any such resolution).

     The Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. The number of directors in each class shall be determined by the Board of Directors and shall consist of as nearly equal a number of directors as practicable. The term of the Class I directors initially shall expire at the first annual meeting of stockholders ensuing after the 1998 Annual Meeting of Stockholders; the term of Class II directors initially shall expire at the second Annual Meeting of Stockholders ensuing after the 1998 Annual Meeting of Stockholders; and the term of Class III directors initially shall expire at the third Annual Meeting of Stockholders ensuing after the 1998 Annual Meeting of Stockholders. In the case of each class, the directors shall serve until their respective successors are duly elected and qualified. At each Annual Meeting of Stockholders, directors of the respective class whose term expires shall be elected, and the directors chosen to succeed those whose terms shall have expired shall be elected to hold office for a term to expire at the third ensuing Annual Meeting of Stockholders after their election, and until their respective successors are elected and qualified.

     Any vacancy in the office of a director shall be filled by the vote of the majority of the remaining directors, regardless of any quorum requirements set forth in the Bylaws of the corporation. Any director appointed to fill a vacancy in the office of director shall serve until the next Annual Meeting of Stockholders at which directors of the class for which such director shall have been chosen are to be elected, and until his or her successor is elected and qualified. Newly created directorships shall be filled by the Board of Directors."

     RESOLVED FURTHER, that the Board of Directors hereby authorizes and directs the Secretary of this Corporation to do and perform all acts, to execute and deliver all certificates and to take or cause to be taken all other action as such officer may deem necessary, desirable or appropriate to carry out the full intent and purpose of the foregoing resolution.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this __th day of May 1998.

                         SOUTHWEST WATER COMPANY
                         a Delaware corporation


                         -----------------------------
                         Anton C. Garnier, President


                         -----------------------------
                         Peter J. Moerbeek, Secretary

                                   APPENDIX B
                  SOUTHWEST WATER COMPANY AMENDED AND RESTATED

                  1998 EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

     SOUTHWEST WATER COMPANY, a corporation organized under the laws of the State of Delaware (the "Company"), hereby adopts this Amended and Restated 1998 Employee Qualified Stock Purchase Plan (the "Plan"), effective as of May 28, 1998. This Plan amends and restates the Amended and Restated 1989 Employee Qualified Stock Purchase Plan of the Company, originally adopted in January 1989 and amended and restated in November 1991. The purposes of the Plan are as follows:

     (1) To assist employees of the Company and its Subsidiary Corporations (as defined below) in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" within the meeting of Section 423(b) of the Internal Revenue Code of 1986, as amended.


     (2) To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiary Corporations.


1.   DEFINITIONS


     Whenever any of the following terms are used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless the context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

     (a)  "Authorization" has the meaning set forth in Section 3(b) hereof.

     (b) "Board of Directors" or "Board" means the Board of Directors of the Company.

     (c)  "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means the Committee appointed to administer the Plan pursuant to Section 12 hereof.

     (e)  "Company" means Southwest Water Company, a Delaware corporation.

     (f) "Date of Exercise" means, with respect to any Option, the last day of the Offering Period for which the Option was granted, as set forth in Section 3(a) hereof.

     (g) "Date of Grant" means, with respect to any Option, the date upon which the Option is granted, as set forth in Section 3(a) hereof.

     (h) "Eligible Compensation" means the employee's base pay plus any cash bonuses paid (excluding overtime, commissions, extended workweek premiums or other special payments, fees or allowances). In the case of salespersons, Eligible Compensation includes regular commissions and bonuses.

     (i) "Eligible Employee" means an employee of the Company or any employee of any Parent Corporation or any Subsidiary Corporation (1) who does not, immediately after the Option is granted, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, a Parent Corporation or a Subsidiary Corporation; (2) who has been employed by the Company or any Subsidiary Corporation for not less than ninety
  (90) days; (3) whose customary employment is for more than twenty (20) hours per week; and (4) whose customary employment is for more than five (5) months in any calendar year. For purposes of clause (1), the rules of Section 425(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee. "Eligible Employee" shall not include any director of the Company, any Parent Corporation or any Subsidiary Corporation who does not render services to the Company in the status of any employee within the meaning of Section 3121(d) of the Code.

     (j)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (k) "Offering Period" shall mean (i) the four (4) month period from March 1, 1998 to June 30, 1998, and (ii) commencing with July 1, 1998 and continuing thereafter, shall mean the approximate three (3) month periods of January 1 through and including April 1, April 1 through and including July 1, July 1 through and including October 1, and October 1 through and including January 1, of each year.

     (l) "Officer" means an officer of the Company, as defined in Rule 16a-1(f) promulgated under the Exchange Act, as such Rule may be amended from time to time.

     (m) "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of the Company's Stock.

     (n) "Option Period" means, with respect to any Option, the period beginning upon the Date of Grant and ending upon the Date of Exercise.

     (o)  "Option Price" has the meaning set forth in Section 4(b) hereof.

     (p) "Parent Corporation" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (q) "Participant" means an Eligible Employee who has complied with the provisions of Section 3(b) hereof.

     (r) "Payday" means the regular and recurring established day for payment of cash compensation to employees of the Company, any Parent Corporation or any Subsidiary Corporation.

     (s) "Plan" means the Southwest Water Company Amended and Restated 1998 Employee Qualified Stock Purchase Plan, as amended from time to time.

     (t) "Rule 16b-3" means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

     (u) "Stock" means the shares of the Company's Common Stock, $0.01 par value.

     (v) "Subsidiary Corporation" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (w)  "Withdrawal Election" has the meaning set forth in Section 5(a).

2.   STOCK SUBJECT TO THE PLAN

     Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock) and Section 11 hereof (relating to amendments of the
Plan), the Stock which may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate 264,600 shares, and may be unissued shares or treasury shares or shares bought on the market for purposes of the Plan. The foregoing gives effect to the 5% stock dividend issued on January 20, 1996, the 20% stock dividend issued on January 20, 1997 and the 5% stock dividend issued on January 20, 1998.

3.   GRANT OF OPTIONS


     (a) General Statement. The Company shall offer options under the Plan to all Eligible Employees in successive Offering Periods until the earlier of (i) the date when the number of shares of Stock available under the Plan have been sold or (ii) the date when the Plan is terminated. Each Participant shall be granted an Option for each Offering Period on the Date of Grant. Commencing July 1, 1998 and continuing thereafter, Dates of Grant and Corresponding Dates of Exercise shall be, for each year:

               Date of Grant   Corresponding Date of Exercise
               -------------   ------------------------------
               January 1...    the following April 1
               April 1.....    the following July 1
               July 1......    the following October 1
               October 1...    the following January 1

     Dates of Grant and Dates of Exercise may also be such other date or dates as the Committee may from time to time determine. Each Option shall expire on the Date of Exercise immediately after the automatic exercise of the Option pursuant to section 4(a) hereof. The number of shares of Stock subject to each Option shall equal the lesser of (i) the payroll deductions authorized by each Participant in accordance with subsection (b) hereof for the Option Period, divided by the Option Price or (ii) 1,000 shares, except as provide in Section 4(a).


     (b) Election to Participate; Payroll Deduction Authorization. Except as provided in subsection (d) herein, an Eligible Employee shall participate in the Plan only by means of payroll deduction. Each Eligible Employee who elects to participate in the Plan shall deliver to the Company during the calendar month preceding a Date of Grant no later than five (5) working days before such Date of Grant, a completed and executed written payroll deduction authorization in a form prepared by the Company (the "Authorization"). An Eligible Employee's Authorization shall give notice of such Eligible Employee's election to participate in the Plan for the next following Offering Period and subsequent Offering Periods and shall designate a stated whole percentage or amount of Eligible Compensation to be withheld on each Payday. The stated amount shall not be less than $20.00 each month and shall not exceed 10% of Eligible Compensation. The cash compensation payable to a Participant for an Offering Period shall be reduced each Payday through a payroll deduction in an amount equal to the stated percentage of Eligible Compensation or amount specified in the Authorization, and such amount shall be credited to the Participant's account under the Plan. Any authorization pursuant to this subsection shall remain in effect until the Eligible Employee amends the same pursuant to this subsection, withdraws pursuant to Section 5 or ceases to be an Eligible Employee pursuant to Section 6.


     (c) $25,000 Limitation. No Eligible Employee shall be granted an Option under the Plan which permits his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company, any Parent Corporation or any Subsidiary Corporation to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the Option is granted) for each calendar year in which any such Option is outstanding at any time. For purpose of the limitation imposed by this subsection, the right to purchase Stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of the fair market value of such stock (determined at the time such option is granted) for any one calendar year, and a right to purchase stock which has accrued under an option may not be carried over to any other option.

     (d) Leaves of Absence. During a leave of absence approved by the Company and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a Participant may continue to participate in the Plan by making cash payments to the Company on each Payday equal to the amount of the Participant's payroll deductions under the Plan for the Payday immediately preceding the first day of such Participant's leave of absence.

4.   EXERCISE OF OPTIONS; OPTION PRICE


     (a) General Statement. Each Participant automatically, and without any act on such Participant's part, shall be deemed to have exercised such Participant's Option on the Date of Exercise to the extent that the balance then in the Participant's account under the Plan is sufficient to purchase at the Option Price whole shares of the Stock subject to the Option, not to exceed 1,000 shares per Participant per Offering Period. No fractional shares of Stock shall be purchased upon the exercise of an Option, and no certificates for fractional shares will be issued; any excess balance in a Participant's account remaining after the purchase of whole shares of Stock upon the exercise of an Option shall be credited to such Participant's account and carried forward and applied toward the purchase of whole shares of Stock pursuant to the Option, if any, exercised by the Participant for the next following Offering Period.

     (b) Option Price Defined. The option price per share of Stock (the "Option Price") to be paid by a Participant upon the exercise of the Participant's Option shall be equal to 90% of the lesser of the fair market value of a share of Stock on the Date of Exercise or the fair market value of a share of Stock on the Date of Grant. The fair market value of a share of Stock as of a given date shall be: (i) the average over the three Trading Days immediately preceding such date of the daily average of the high and low prices of a share of Stock, on the principal exchange on which the Stock is then trading, if any; (ii) if the Stock is not traded on an exchange but is quoted on the Nasdaq National Market or a successor quotation system, the average over the three Trading Days immediately preceding such date of the daily average high and low prices for a share of Stock, as reported by the Nasdaq Market System or such successor quotation system; (iii) if the Stock is not publicly traded, the fair market value of a share of Stock established by the Committee acting in good faith. For purposes of this paragraph, "Trading Days" shall be those days on which the Stock actually traded.


     (c) Delivery of Share Certificates. As soon as practicable after each Date of Exercise, the Company shall deliver to each Participant a certificate issued in the Participant's name for the number of shares of Stock with respect to which the Participant's Option was exercised. In the event the Company is required to obtain authority from any commission or agency to issue any such certificate, the Company will seek to obtain such authority. The inability of the Company to obtain authority from any such commission or agency which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any Participant except to return to the Participant the amount of the balance in the Participant's account without any interest thereon.

     (d) Pro Rata Allocations. If the total number of shares of Stock for which Options are to be exercised on any date exceeds the number of shares remaining unsold under the Plan (after deduction of all shares for which Options have theretofore been exercised), the Committee shall make a pro rata allocation of the available remaining shares in as nearly a uniform manner as shall be practicable and any balance of payroll deductions credited to the accounts of Participants which have not been applied to the purchase of shares of Stock shall be paid to such Participants in cash in one lump sum within sixty (60) days after the Date of Exercise, without any interest thereon.


5.   WITHDRAWAL FROM THE PLAN

     (a) General Statement. Any Participant may withdraw from participation under the Plan at any time except that no Participant may withdraw during the last ten (10) calendar days of any Offering Period. A Participant who wishes to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form prepared by the Company (the "Withdrawal Election") not later than ten (10) calendar days prior to the Date of Exercise during any Offering Period. Upon receipt of a Participant's Withdrawal Election, the Company shall pay to the Participant the amount of the balance in the Participant's account under the Plan in cash in one lump sum within sixty (60) days, without any interest thereon. Upon receipt of a Participant's Withdrawal Election by the Company, the Participant shall cease to participate in the Plan and the Participant's Option shall terminate.


     (b) Eligibility Following Withdrawal. A Participant who withdraws from the Plan and who is still an Eligible Employee shall be eligible to participate again in the Plan as of any subsequent Date of Grant by delivering to the Company an Authorization pursuant to Section 3(b) hereof.

6.   TERMINATION OF EMPLOYMENT


     (a) Termination of Employment Other than by Retirement or Death. If the employment of a Participant terminates other than by retirement or death, the Participant's participation in the Plan automatically and without any act on the Participant's part shall terminate as of the date of the termination of the Participant's employment. As soon as practicable after such termination of employment, the Company will refund to the Participant the amount of the balance in the Participant's account under the Plan without any interest thereon. Upon a Participant's termination of employment covered by this Section 6(a), the Participant's payroll deduction authorization, interest in the Plan and Option under the Plan shall terminate.


     (b) Termination by Retirement. A Participant who retires with the consent of the Company may by written notice to the Company request payment of the balance in the Participant's account under the Plan, in which event the Company shall make such payment without any interest thereon as soon as practicable after receiving such notice. Upon receipt of such notice, the Participant's payroll deduction authorization, interest in the Plan and Option under the Plan shall terminate. If the Company does not receive such notice prior to the next Date of Exercise, the Participant's Option will be deemed to have been exercised on such Date of Exercise.


     (c) Termination by Death. If the employment of a participant is terminated by the Participant's death, the executor of the Participant's will or the administrator of the Participant's estate, by written notice to the Company, may request payment of the balance in the Participant's account under the Plan, in which event the Company shall make such payment without any interest thereon as soon as practicable after receiving such notice; upon receipt of such notice the Participant's interest in the Plan and the Participant's Option under the Plan shall terminate. If the Company does not receive such notice prior to the next Date of Exercise, the Participant's Option will be deemed to have been exercised on such Date of Exercise.


7.   RESTRICTION UPON ASSIGNMENT


     No Option or interest or right therein or part thereof shall be subject to or liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy); provided, however, that nothing in this
Section 7 shall prevent transfer by will or by the applicable laws of descent and distribution. Except as provided in Section 6(c) hereof, an Option may not be exercised to any extent except by the Participant and shall be exercisable only during the Participant's lifetime. The Company will not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant of the Participant's interest in the Plan, the Participant's Option or any rights under the Participant's Option.

8.   NO RIGHTS OF STOCKHOLDERS UNTIL CERTIFICATE ISSUED

     With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until a certificate for shares has been issued to the Participant following exercise of the Participant's Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution or other rights for which the record date is prior to the date such certificate is issued, except as otherwise expressly provided herein.

9.   CHANGES IN THE STOCK; ADJUSTMENTS OF AN OPTION

     Whenever any change is made in the Stock or to Options outstanding under the Plan, by reason of a stock split, stock dividend, recapitalization or other subdivision, combination, or reclassification of shares, appropriate action will be taken by the Committee to adjust accordingly the number of shares of the Stock subject to the Plan and the number and the Option Price of shares of the Stock subject to the Options outstanding under the Plan to preserve, but not increase, the rights of Participants hereunder.

10.  USE OF FUNDS; NO INTEREST PAID

     All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited to any Participant's account under the Plan with respect to such funds.

11.  AMENDMENT OF THE PLAN

     The Board of Directors may amend, suspend or terminate the Plan at any time and from time to time, provided that approval by a vote of the holders or more than 50% of the outstanding shares of the Company's capital stock entitled to vote shall be required to amend the Plan (i) to change the number of shares of Stock reserved for issuance under the Plan, (ii) in any manner required under the Code, Rule 16b-3 or any other applicable law or rule, or (iii) in any manner required to maintain qualification of the Plan under Section 423 of the Code.

12.  ADMINISTRATION BY COMMITTEE; RULES AND REGULATIONS


     (a) Appointment of Committee. The Plan shall be administered by a Committee appointed by and holding office at the pleasure of the Board.


     (b) Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Committee shall have the power to interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.


     (c) Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.


     (d) Compensation, Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.


13.  NO RIGHTS AS AN EMPLOYEE


     Nothing in Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company, a Parent Corporation or a Subsidiary Corporation or to affect the right of the Company, any Parent Corporation or any Subsidiary corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

14.  MERGER, ACQUISITION OR LIQUIDATION OF THE COMPANY

     In the event of the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets or 80% or more of the Company's then-outstanding voting stock, the liquidation or dissolution of the Company or any other reorganization of the Company, the Date of Exercise with respect to outstanding Options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation, dissolution, or reorganization unless the Committee shall in its sole discretion, provide for the assumption or substitution of such Options in a manner complying with Section 425(a) of the Code.

15.  TERM

     No option may be granted during any period of suspension of the Plan or after termination of the Plan and in no event may any Option be granted under the Plan after December 31, 2007.

16.  EFFECT UPON OTHER PLANS

     The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary Corporation. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation (a) to establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

17.  CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

     The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of Options prior to fulfillment of all the following conditions:

     (a) The admission of such shares to listing on all stock exchanges, if any, on which such class of Stock is then listed; and


     (b) The completion of any registration or other qualification of such shares under any state or Federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and


     (c) The obtaining of any approval or other clearance from any state or Federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

     (d) The payment to the Company of all amounts which it is required to withhold under Federal, state or local law upon exercise of the Option, and

     (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.


18.  NOTIFICATION OF DISPOSITION

     Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock if such disposition or transfer is made
(a) within two (2) years from the date of grant of the Option with respect to such shares or (b) within one (1) year after the transfer of such shares to such Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

19.  NOTICES


     Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to any Employee shall be addressed to such Employee at such Employee's last address as reflected in the Company's records. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to it, him or her. Any notice which is required to be given to an Eligible Employee or a Participant shall, if the Eligible Employee or Participant is then deceased, be given to the Eligible Employee's or Participant's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice shall have been deemed duly given if enclosed in a properly sealed envelope or wrapper addressed as aforesaid at the time it is deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

20.  HEADINGS


     Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.


                                 * * * * * * *


     I hereby certify that the foregoing Plan, which amends and restates the Southwest Water Company Employee Qualified Stock Purchase Plan adopted by the Board of Directors of Southwest Water Company on January 24, 1989 and by its stockholders at the 1989 Annual Meeting of Stockholders, as amended by the amendment thereto and restatement thereof, adopted by the Board of Directors on October 22, 1991, was duly adopted by the Board of Directors of Southwest Water Company on February 10, 1998 and by its stockholders at the 1998 Annual Meeting of Stockholders.

     Executed as of this ____ day of ________________, 1998.



                                       -----------------------------
                                       Peter J. Moerbeek, Secretary

                               [MAP APPEARS HERE]

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PROXY
                            SOUTHWEST WATER COMPANY
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS--MAY 28, 1998

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The signatory of this proxy hereby appoints Anton C. Garnier and Peter J. Moerbeek as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common or preferred stock of Southwest Water Company held of record by the undersigned on March 31, 1998, at the Annual Meeting of Stockholders to be held on May 28, 1998, or any adjournments thereof.

  THE SHARES REPRESENTED HEREBY SHALL BE VOTED OR NOT VOTED AS SPECIFIED. ANY EXECUTED PROXY WHICH CONTAINS NO SPECIFICATION WILL BE VOTED FOR ELECTION OF EACH DIRECTOR NOMINEE NAMED, FOR ADOPTION OF PROPOSALS 2, 3, AND 4 AND THE SELECTION OF THE COMPANY'S INDEPENDENT AUDITORS.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

                          (Continued on reverse side)

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                          -- FOLD AND DETACH HERE --

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                                                               Please mark
                                                                your votes   [X]
                                                                 like this


A VOTE FOR EACH DIRECTOR NOMINEE AND FOR APPROVAL OF EACH PROPOSAL IS UNANIMOUSLY RECOMMENDED BY THE BOARD OF DIRECTORS.


                                       FOR ALL NOMINEES      WITHHOLD AUTHORITY
                                     LISTED BELOW (EXCEPT     TO VOTE FOR ALL
                                       AS MARKED TO THE        NOMINEES LISTED
                                        CONTRARY BELOW)              BELOW

1. Election as directors of the nominees     [_]                   [_]
   listed in the accompanying Proxy
   Statement.


H. Frederick Christie, Michael J. Fasman, Anton C. Garnier, Monroe Harris, Donovan D. Huennekens, Richard Kelton, Maureen A. Kindel and Richard G. Newman

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

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2. Approval to increase the number of              FOR   AGAINST   ABSTAIN
Authorized Common Shares to 25,000,000.            [_]     [_]      [_]


3. Approval to create a Classified Board           FOR   AGAINST   ABSTAIN
of Directors with Staggered Three                  [_]     [_]      [_]
Year Terms.

4. Approval of an Amendment to the                 FOR   AGAINST   ABSTAIN
Southwest Water Company Employee Stock             [_]     [_]      [_]
Purchase Plan.

5. Ratification of the appointment of              FOR   AGAINST   ABSTAIN
KPMG Peat Marwick LLP as the Company's             [_]     [_]      [_]
independent auditors.


      The undersigned hereby ratifies all acts of said proxies hereunder.


Signature _______________________________   Date _______________________ , 1998

Signature _______________________________   Date _______________________ , 1998
          Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, titles or capacities should be stated. Each joint tenant should sign.

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